Exhibit 10.12

AMENDMENT TO CONSULTING AGREEMENT

This Amendment dated August 21, 2008 amends that certain Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc., a Florida corporation, and Scorpio Systems, Inc., a Florida corporation.

Section 4 of the Consulting Agreement is hereby amended by inserting “Twenty-Five Thousand and No/100 Dollars ($25,000.00)” in lieu of “Twelve Thousand and No/100 Dollars ($12,000.00).”

Such higher payments will commence August 1, 2008.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

HOMEOWNERS CHOICE, INC.

By:	/s/ FRANCIS X. MCCAHILL
Francis X. McCahill, III
Chief Executive Officer

SCORPIO SYSTEMS, INC.

By:	/s/ PARESH PATEL
Paresh Patel
President